                                                                    EXHIBIT 10.4

                             STOCKHOLDERS' AGREEMENT

                                      AMONG

                   ALLIED RISER COMMUNICATIONS HOLDINGS, INC.,

                           EGI-ARC INVESTORS, L.L.C.,

                           TELECOM PARTNERS II, L.P.,

                                       AND



                             EACH PERSON IDENTIFIED

                                       ON

                           SCHEDULE 1 ATTACHED HERETO









                                November 5, 1998



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                                TABLE OF CONTENTS

                                               ARTICLE I
                                             DEFINITIONS
         Section 1.1       Defined Terms                                                         1
         Section 1.2       Headings, etc.                                                        4



                                              ARTICLE II
                                       TRANSFERS OF SECURITIES

         Section 2.1       Limitation on Transfer                                                4
         Section 2.2       Transfers by Financial Sponsors or Existing Stockholders              5
         Section 2.3       Drag-Along Right                                                      7
         Section 2.4       Tag-Along Rights                                                      8
         Section 2.5       Financial Sponsor's Right of First Offer for Preferred Stock          8
         Section 2.6       Conditions to Transfers                                               10
         Section 2.7       Certain Other Transfers                                               10
         Section 2.8       Effect of Permitted Transfer                                          11
         Section 2.9       Tolling                                                               11



                                              ARTICLE III
                                       GOVERNANCE OF THE COMPANY

         Section 3.1       Board Nominees                                                        11
         Section 3.2       Removal; Replacement Directors                                        12
         Section 3.3       Proxy                                                                 12
         Section 3.4       Reimbursement of Expenses                                             12



                                              ARTICLE IV
                                CERTAIN OTHER AGREEMENTS OF THE PARTIES

         Section 4.1       Stock Certificate Legend                                              12
         Section 4.2       Confidentiality                                                       13
         Section 4.3       D&O Insurance                                                         14
         Section 4.4       Stock Options                                                         14
         Section 4.5       Authorized Common Stock and Preferred Stock                           15
         Section 4.6       New Financial Sponsors                                                15
         Section 4.7       Qualifying Recapitalization                                           15
         Section 4.8       Amendment to Certificate of Incorporation                             15


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
                                             ARTICLE V
                                           MISCELLANEOUS
         Section 5.1       Further Assurances                                                    15
         Section 5.2       Notices                                                               15
         Section 5.3       Amendments                                                            17
         Section 5.4       Additional Securities Subject to Agreement                            17
         Section 5.5       Inconsistent Agreements                                               18
         Section 5.6       Successors, Assigns and Transferees                                   18
         Section 5.7       Severability                                                          18
         Section 5.8       Counterparts                                                          18
         Section 5.9       Governing Law                                                         18
         Section 5.10      Consent to Jurisdiction and Service of Process;
                           Appointment of Agent for Service of Process                           18
         Section 5.11      Waiver of Jury Trial                                                  18
         Section 5.12      Entire Agreement; Nonwaiver                                           19
         Section 5.13      Term; Termination                                                     19

                             STOCKHOLDERS' AGREEMENT

         This STOCKHOLDERS' AGREEMENT, dated as of November 5, 1998, is made and entered into by and among ALLIED RISER COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the "Company"), EGI-ARC INVESTORS, L.L.C., a Delaware limited liability company ("EGI-ARC"), TELECOM PARTNERS II, L.P., a Delaware limited partnership ("TP"), and together with EGI -- ARC and such other Persons (defined below) designated as such pursuant to Section 4.6 below, the "Financial Sponsors"), the existing stockholders of the Company, a list of which is available upon request from the Company, (each, an "Existing Stockholder" and collectively the "Existing Stockholders"), the employee stockholders of the Company, a list of which is available upon request from the Company, (each, an "Employee Stockholder", and collectively, the "Employee Stockholders"), and each Person who may, pursuant hereto from time to time execute a counterpart hereof as a stockholder of the Company.

         WHEREAS, the parties own shares of the issued and outstanding common stock of the Company, par value $.0001 per share (the "ARC Holdings Common Stock") and shares of the Series A-1 and Series A-2 Company Preferred Stock (collectively the "Preferred Stock"); and

         WHEREAS, the parties desire to enter into certain agreements with respect to the Equity Securities (as defined below) of the Company held now or in the future by the parties and their respective transferees, and certain other matters as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1 Section Defined Terms. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

(1) "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.

(2) "Agreement" shall mean this Stockholders' Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

(3) "Approved Sale" shall have the meaning set forth in Section 2.3(2).

(4) "ARC Holdings Common Stock Equivalents" shall mean any warrants, rights, calls, options or other securities exercisable or exchangeable for or convertible, directly or indirectly, into ARC Holdings Common Stock, but excluding the Preferred Stock until conversion thereof into ARC Holdings Common Stock. Where this Agreement calls for the determination of a number of ARC Holdings Common Stock Equivalents, such determination shall equal the number of shares of ARC Holdings Common Stock into or for


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which such ARC Holdings Common Stock Equivalents are exercisable, exchangeable or convertible.

(5) "Board" shall mean the Board of Directors of the Company.

(6) "Buyout Notice" shall have the meaning set forth in Section 2.3(1).

(7) "Bylaws" shall mean the Bylaws of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with terms thereof and hereof.

(8) "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms thereof and hereof.

(9) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(10) "Confidential Information" shall mean any technical or business information, knowledge, systems or other information furnished, in whatever form or medium, or disclosed by one party to another (including, without limitation, models, drawings, marketing plans, financial data and personnel statistics), which is marked as confidential or proprietary, or, for information which is orally disclosed, the disclosing party clearly indicates to the receiving party at the time of disclosure the confidential or proprietary nature of the information and confirms the confidential or proprietary nature in writing within thirty (30) days after the disclosure. Any third-party information furnished or disclosed with the consent of such third party and marked as or stated to be confidential or proprietary shall be deemed Confidential Information and shall be subject to the terms and conditions herein.

(11) "Control" "Controlled" and "Controls" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests or capital stock, by contract or otherwise.

(12) "Equity Securities" shall mean (a) ARC Holdings Common Stock, ARC Holdings Common Stock Equivalents and Preferred Stock, (b) any other equity securities issued by the Company, whether now or hereafter authorized for issuance by the Company's Certificate of Incorporation, (c) rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock or any securities convertible, directly or indirectly, into ARC Holdings Common Stock, and (d) any debt, hybrid or other securities issued by the Company which are convertible into, exercisable for or exchangeable, directly or indirectly, for any other Equity Securities, whether now or hereafter authorized for issuance by the Company's Certificate of Incorporation.

(13) "First Legend" shall mean the legend described in Section 4.1 as the First Legend.

(14) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any similar federal law then in force.

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(15) "New Arc" shall have the meaning set forth in Section 2.3(2).

(16) "Offer" shave have the meaning set forth in Section 2.2.

(17) "Offered Securities" shall have the meanings set forth in Section 2.2(1) and 2.3(1).

(18) "Offeror's Transfer Notice" shall have the meaning set forth in Section
2.2.

(19) "Permitted Transfer" shall have the meaning set forth in Section 2.9.

(20) "Person" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

(21) "Preferred Offered Securities" shall have the meaning set forth in Section 2.6.

(22) "Preferred Offeror's Transfer Notice" shall have the meaning set forth in
Section 2.6.

(23) "Preferred Stock Offeror" shall have the meaning set forth in Section 2.6.

(24) "Qualifying Public Offering" shall have the meaning ascribed to it in the Certificate of Incorporation.

(25) "Second Legend" shall mean the legend described in Section 4.1 as the Second Legend.

(26) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(27) "Selling Stockholder" shall have the meanings set forth in Section 2.3(1),
2.4 and 2.5, as applicable.

(28) "Stockholders" shall mean each of EGI-ARC, TP, the Existing Stockholders, the Employee Stockholders and any transferee of any, or recipient of newly issued, Equity Securities of the Company that agrees to be bound by the terms hereof.

(29) "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is as the time owned or Controlled by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership, or other similar, ownership interest thereof is at the time owned or Controlled, directly or indirectly,


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by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

(30) "Third-Party Purchaser" shall have the meanings set forth in Sections 2.2, 2.3(1), 2.4 and 2.5, as applicable.

(31) "Transfer" shall mean any transfer, assignment, sale, pledge, hypothecation or other disposition of Equity Securities, whether for cash, other securities or other property and specifically including any share for share exchange; provided, however, that the term "Transfer" shall not include any such action with respect to Equity Securities (i) permitted pursuant to Section 2.7 hereof,
(ii) which constitutes a pledge thereof by a Financial Sponsor made pursuant to a bona fide loan transaction where a security interest therein is created, (iii) pledges of Equity Securities by any Existing Stockholder or any Employee Stockholder pursuant to the Stockholders' Pledge Agreement, dated as of November 5, 1998, by and among the company, EGI-ARC (in its individual capacity and as collateral agent), TP, certain of the Employee Stockholders and Existing Stockholders, and the other parties thereto, as the same may be amended from time to time (or actions taken by the collateral agent or any pledgee pursuant to those agreements), or (iv) pursuant to a Qualifying Public Offering.

1.2 Section Headings, etc. The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.


                                   ARTICLE II
                            TRANSFERS OF SECURITIES

2.1 Section Limitation on Transfer. From and after the date hereof and until the consummation of a Qualifying Public Offering, all Stockholders party hereto and the Company shall have the rights and obligations set forth in this Article
II. Except as provided in Sections 2.3, 2.4 and 2.7, Employee Stockholders may not Transfer Equity Securities prior to a Qualifying Public Offering. Existing Stockholders may Transfer Equity Securities only in accordance with the provisions of this Agreement. Any attempt by a Stockholder to Transfer any Equity Security in violation of any provision of this Agreement shall be null and void ab initio, and the Company shall not register or effect any such Transfer or permit such transferee to exercise or enjoy any rights with respect thereto.


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2.2 Section Transfers by Financial Sponsors or Existing Stockholders.

(1) Company's Right of First Offer. Except as otherwise provided in Sections 2.3, 2.4, 2.5 and 2.7 hereof, in the event that a Financial Sponsor or other Stockholder (other than an Employee Stockholder) (an "Offeror") desires to Transfer any or all of its ARC Holdings Common Stock or ARC Holdings Common Stock Equivalents (collectively, the "Offered Securities"), to any Person who is not an Affiliate of the Offeror (a "Third-Party Purchaser"), such Offeror shall first notify the Company and each of the Financial Sponsors (other than the Offeror, if the Offeror shall be a Financial Sponsor) in writing of its desire to Transfer Offered Securities, the number of Offered Securities and the proposed cash purchase price and other terms of Transfer ("Offeror's Transfer Notice"). Upon receipt of the Offeror's Transfer Notice, the Company shall have a right to purchase (exercisable by written notice to the Offeror within 20 days after receipt of the Offeror's Transfer Notice) all, and not less than all, of the Offered Securities at the cash purchase price and the other terms specified in the Offeror's Transfer Notice. Upon delivery of the Offeror's Transfer Notice, the offer made therein to the Company and the Financial Sponsors shall be irrevocable unless and until the rights to purchase provided for in this
Section 2.2(1) and Section 2.2(2) have been waived or shall have expired in accordance with this Agreement. If the Company desires to purchase the Offered Securities hereunder, the Company will give written notice thereof to the Offeror and to the Financial Sponsors within 20 days following receipt of the Offeror's Transfer Notice. The failure to respond within the time periods set forth in this Section 2.2(1) shall be deemed to be a rejection of such offer made pursuant to the Offeror's Transfer Notice.

(2) Financial Sponsor's Right of Second Offer.

(a) In the event that the Company has declined to purchase all of the Offered Securities which it is entitled to purchase under Section 2.2(1) hereof and the 20 day period referred to in Section 2.2(1) has expired, then the Financial Sponsors (other than the Offeror, if the Offeror shall be a Financial Sponsor) shall have the second right to purchase all, and not less than all, of the Offered Securities at the cash purchase price and the other terms specified in the Offeror's Transfer Notice; provided, however, that the Financial Sponsors may only exercise rights to purchase hereunder if the Company has not exercised the rights afforded to the Company by Section 2.2(1) above; and, provided, further, that the Financial Sponsors, pursuant to this Section 2.2(2) hereof, may only purchase in the aggregate all, and not less than all, of the Offered Securities.

(b) If the total number of Offered Securities that the Financial Sponsors desire to purchase in the aggregate exceeds the aggregate number of Offered Securities that are the subject of the Offeror's Transfer Notice, each Financial Sponsor shall have the right to purchase a number of Offered Securities equal to the product of (A) the aggregate number of Offered Securities that are the subject of Offeror's Transfer Notice, multiplied by (B) a fraction, (x) the numerator of which is equal to the number of shares of ARC Holdings Common Stock held by such Financial Sponsor and (y) the denominator of which is the total number of shares of ARC Holdings Common Stock held by the Financial Sponsors participating herein; provided, however, that if a Financial Sponsor does not exercise all or part of its right to purchase Offered Securities pursuant to this Section 2.2(2), then the other Financial Sponsors shall have the right to purchase all or any part of the Offered Securities not purchased by such Financial Sponsors.


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(c) If any Financial Sponsor desires to purchase the Offered Securities hereunder, such Financial Sponsor will give written notice thereof to the Offeror and to the other Financial Sponsors, stating the number of Offered Securities such Financial Sponsor desires to purchase, within 30 days following receipt by the Financial Sponsor of the Offeror's Transfer Notice. The failure by any Financial Sponsor to respond within the time periods set forth in this
Section 2.2(2) shall be deemed to be a rejection of such offer made pursuant to the Offeror's Transfer Notice by such Financial Sponsor.

(d) All Financial Sponsors who agree to purchase Offered Securities pursuant to this Section 2.2(2) will have the further right to purchase, within a 10-day period following the expiration of the aggregate 30-day period set forth in Sections 2.2(1) and 2.2(2), any Offered Securities remaining unpurchased at the end of the expiration of such aggregate 30-day period set forth in Sections 2.2(1) and 2.2(2), in proportion to the amount purchased by each such Financial Sponsor as a percentage of the total Offered Securities purchased by all such Financial Sponsors, by giving written notice of such intention to purchase to the Offeror and the Company and the other participating Financial Sponsors within 10 days following the expiration of the aggregate 30-day period set forth in Sections 2.2(1) and 2.2(2). Notwithstanding the foregoing, the Financial Sponsors may mutually agree to allocate the available Offered Securities among themselves in any proportion; provided, however, that under all circumstances that in order to exercise the second right to purchase the Offered Securities hereunder, all, and not less than all, of the Offered Securities are purchased under this Section 2.2(2).

(3) In the event that the Company and/or Financial Sponsors do not exercise their rights to purchase all, and not less than all, of the Offered Securities pursuant to Section 2.2(1) or 2.2(2) hereof, the Offeror may Transfer all, but not less than all, of the Offered Securities to the Third-Party Purchaser at a cash price and on other terms no more favorable to the Offeror than those specified in the Offeror's Transfer Notice anytime during the 90 day period immediately following the expiration of the aggregate 30 or 40 day period, as the case may be, provided in Sections 2.2(1) and 2.2(2) (or such longer period as may be required to comply with the HSR Act). Any Offered Securities subject to this Section 2.2 which are not transferred within the foregoing period shall be subject to the provisions of this Section 2.2 again with respect to any subsequent Transfer.

(4) The closing of the purchase of Offered Securities by the Company or the Financial Sponsors shall be held at the principal office of the Company at 11:00 a.m., local time, no later than the twentieth (20th) business day after the acceptance of the Offer to purchase of Offered Securities pursuant to Section 2.2(1) or Section 2.2(2), or at such time and place as the parties to the transaction may agree. The sale of the Offered Securities to the Company or the Financial Sponsors hereunder shall otherwise be on customary terms and conditions (but in any event in accordance with the terms of the Offeror's Transfer Notice).


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2.3 Section Drag-Along Right.

(1) In the event that Stockholders desiring to sell (a "Selling Stockholder") Equity Securities representing 51% or more of the fully diluted Equity Securities (assuming conversion of the Preferred Stock utilizing an enterprise value for the Company based upon the proposed sales price set forth in the Buyout Notice (as defined below)) to a Third-Party Purchaser, such Selling Stockholders shall have the right to require all other Stockholders to sell a proportionate amount (based on the proportion that the Equity Securities proposed to be sold bears to the total amount of such Equity Securities held by the Selling Stockholders assuming conversion of the Preferred Stock) of their Equity Securities to such Third-Party Purchaser in connection with such sale on the same terms as such Selling Stockholders shall sell such Equity Securities and at a price per share equivalent to the price per share of Equity Securities to be received by such Selling Stockholders in connection with such sale. Such right shall be exercisable by written notice setting forth the price, terms and conditions of such proposed sale, given by such Selling Stockholder (a "Buyout Notice") to each Stockholder. The Buyout Notice shall state such Selling Stockholders' proposal to effect the sale of Equity Securities of every party to such Third-Party Purchaser and shall include the proportion of each Selling Stockholders' total equity ownership represented thereby. Each Stockholder agrees that, upon receipt of a Buyout Notice, such Stockholder shall be obligated to sell a proportionate amount of its Equity Securities for its pro rata portion (determined assuming exchange, conversion or exercise of all outstanding Equity Securities) of the purchase price described in the Buyout Notice and upon the other terms and conditions of such transaction (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction, including voting such Equity Securities (and, in the case of the Financial Sponsors, granting any necessary consent under their respective Investment Agreements) in favor of such transaction); provided, however, that each Stockholder shall be obligated as provided above in this Section 2.3 only if each Existing Stockholder and Employee Stockholder receives consideration having the same pro rata value as such Selling Stockholder receives for Equity Securities exercisable or convertible for the same class of ARC Holdings Common Stock (less equitable adjustments for differences in exercise prices, etc. determined taking into account the assumed conversion referred to above) being sold by such Selling Stockholder.

(2) If Stockholders holding 51% or more of the fully diluted Equity Securities (assuming conversion of the Preferred Stock utilizing an enterprise value for the Company based upon the proposed sales price set forth in the Buyout Notice) desire to effect the sale of all or substantially all of the assets of the Company or all of the equity securities or substantially all of the assets of the Company's Subsidiary ("New ARC") and/or any Subsidiary, or a merger or consolidation of the Company, New ARC and/or any Subsidiary (an "Approved Sale"), then, so long as all of the Stockholders, and such Selling Stockholders receive consideration having the same pro rata value for ARC Holdings Common Stock of the same class and Equity Securities exercisable or convertible for the same class of ARC Holdings Common Stock (less equitable adjustments for differences in exercise prices, etc., determined taking into account the assumed conversion referred to above) in connection therewith, each Stockholder agrees to vote in favor thereof and will use its best efforts (including, in the case of the Financial Sponsors, granting any necessary consent under their respective Investment Agreements) to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the


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consummation of the Approved Sale as are reasonably requested by the Selling
Stockholders.

2.4 Section Tag-Along Rights. At least ten (10) business days prior to the Transfer (in one or a series of Transfers) by one or more Financial Sponsors to a Third-Party Purchaser (other than a Financial Sponsor) of ARC Holdings Common Stock representing 40% or more of the then outstanding ARC Holdings Common Stock (other than pursuant to a public sale, or pursuant to Section 2.2 or 2.3 above), each such Selling Stockholder shall deliver a written notice to each other party to this Agreement, specifying in reasonable detail the identity of the prospective transferee(s), the class and number of Selling Stockholder shares to be Transferred, and the other material terms and conditions of such contemplated Transfer. Each recipient of such notice (excluding the Company) may elect to participate in such contemplated Transfer by delivering written notice to the Selling Stockholders within five (5) business days after its receipt of the sale notice. If any of the recipients of such notice elect to participate in such Transfer, each of the parties who properly have elected to participate in such sale shall be entitled to sell in such contemplated Transfer, at the same price and on the same terms, a number of shares of ARC Holdings Common Stock equal to the product of (x) the quotient determined by dividing the percentage of ARC Holdings Common Stock owned by such Stockholder by the aggregate percentage of ARC Holdings Common Stock owned by the Stockholders participating in such contemplated Transfer and (y) the aggregate number of shares of ARC Holdings Common Stock to be sold in such contemplated Transfer. Each Stockholder Transferring ARC Holdings Common Stock pursuant to this Section shall pay its pro rata share (based on the number of shares of ARC Holdings Common Stock to be sold) of the expenses incurred by the Stockholders in connection with such Transfer and shall take all necessary and desirable actions as directed by the initial Selling Stockholder in connection with the consummation of such Transfer, including without limitation executing the applicable purchase and sale documents.

2.5 Section Financial Sponsor's Right of First Offer for Preferred Stock.

(1) In the event that the Financial Sponsors do not unanimously agree to permit the Transfer of Preferred Stock among or between Financial Sponsors, then if a Financial Sponsor (a "Preferred Stock Offeror") desires to Transfer any or all of its Preferred Stock (collectively, the "Preferred Offered Securities"), to any Third-Party Purchasers, such Preferred Stock Offeror shall first notify Company and each of the Financial Sponsors (other than the Preferred Stock Offeror) in writing of its desire to Transfer Preferred Offered Securities, the number of Preferred Offered Securities and the proposed purchase price (whether payable in cash, other securities or other property) and other terms of Transfer ("Preferred Stock Offeror's Transfer Notice"). Upon receipt of Preferred Stock Offeror's Transfer Notice, the other Financial Sponsors shall have a right to purchase (exercisable by written notice to Preferred Stock Offeror within 10 days after receipt of Preferred Stock Offeror's Transfer Notice) all, and not less than all, of the Preferred Offered Securities at the purchase price (or the cash equivalent thereof in the case of securities or other property) and the other terms specified in Preferred Stock Offeror's Transfer Notice. Upon delivery of the Preferred Stock Offer's Transfer Notice, the offer made therein to the other Financial Sponsors shall be irrevocable unless and until the right to purchase provided for in this Section 2.5 have been waived or shall have expired in accordance with this Agreement.


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


(2) If the total number of Preferred Offered Securities that the Financial Sponsors desire to purchase in the aggregate exceeds the aggregate number of Preferred Offered Securities that are the subject of Preferred Stock Offeror's Transfer Notice, each Financial Sponsor shall have the right to purchase a number of Preferred Offered Securities equal to the product of (A) the aggregate number of Preferred Offered Securities that are the subject of Preferred Stock Offeror's Transfer Notice, multiplied by (B) a fraction, (x) the numerator of which is equal to the number of shares of Preferred Stock held by such Financial Sponsor and (y) the denominator of which is total number of shares of Preferred Stock held by the Financial Sponsors participating herein; provided, however, that if a Financial Sponsor does not exercise all or part of its right to purchase Preferred Offered Securities pursuant to this Section 2.5(2), then the other Financial Sponsors shall have the right to purchase all or any part of the Preferred Offered Securities not purchased by such Financial Sponsors.

(3) If any Financial Sponsor desires to purchase the Preferred Offered Securities hereunder, such Financial Sponsor will give written notice thereof to the Preferred Stock Offeror and to the other Financial Sponsors, stating the number of Preferred Offered Securities such Financial Sponsor desires to purchase, within 10 days following receipt by the Financial Sponsor of the Preferred Stock Offeror's Transfer Notice. The failure by any Financial Sponsor to respond within the time periods set forth in this Section 2.5 shall be deemed to be a rejection of such offer made pursuant to the Preferred Stock Offeror's Transfer Notice by such Financial Sponsor.

(4) All Financial Sponsors who agree to purchase Preferred Offered Securities pursuant to this Section 2.5 will have the further right to purchase, within a 10-day period following the expiration of the 10-day period set forth in Section
2.5 any Preferred Offered Securities remaining unpurchased at the end of the expiration of such 10-day period set forth in Section 2.5, in proportion to the amount purchased by each such Financial Sponsor as a percentage of the total Preferred Offered Securities purchased by all such Financial Sponsors, by giving written notice of such intention to purchase to the Preferred Stock Offeror and the other participating Financial Sponsors within 10 days following the expiration of the 10-day period set forth in Section 2.5. Notwithstanding the foregoing, the Financial Sponsors may mutually agree to allocate the available Preferred Offered Securities among themselves in any proportion; provided, however, that under all circumstances that in order to exercise the right to purchase the Preferred Offered Securities hereunder all, and not less than all, of the Preferred Offered Securities are purchased under this Section 2.5.

(5) In the event that Company and/or Financial Sponsors do not exercise their rights to purchase all, and not less than all, of the Preferred Offered Securities pursuant to Section 2.5 hereof, Preferred Stock Offeror may Transfer all, but not less than all, of the Preferred Offered Securities to a transferee(s) at a price (including the form of payment, e.g., cash, other marketable Securities or other property) and on other terms no more favorable to Preferred Stock Offeror than those specified in Preferred Stock Offeror's Transfer Notice anytime during the 90 day period immediately following the expiration of the 10 or 20 day period, as the case may be, provided in Sections
2.5 (or such longer period as may be required to comply with the HSR Act. Any Preferred Offered Securities subject to this Section 2.5 which are not transferred within the foregoing period shall be subject to the provisions of this Section 2.5 again with respect to any subsequent Transfer.

(6) The closing of the purchase of Preferred Offered Securities by the Financial Sponsors shall be held at the principal office of the Company or at such other location as the purchasing Financial Sponsors agree, at 11:00 a.m. local time, no later than the twentieth (20th) business day after the acceptance of the Preferred Offered Securities pursuant to this Section 2.5, or at such other time as the parties may agree. The sale of the Preferred Offered Securities to the Financial Sponsors hereunder shall otherwise be on customary terms and conditions (but in any event in accordance with the terms of the Preferred Stock Offeror's Transfer Notice).

2.6 Section Conditions to Transfers. In addition to all other terms and conditions contained in this Agreement, and unless waived in writing by the Financial Sponsors holding more than 50% of the ARC Holdings Common Stock held by all Financial Sponsors, no Transfers of any Equity Securities of the Company to which the provisions of Article II would apply shall be completed or effective for any purpose (and, no new Equity Securities of the Company shall be issued to any Person) unless prior thereto:

(1) The transferor shall have provided to the Company and each Financial Sponsor
(i) at least five (5) business days' prior notice of such Transfer, (ii) a transferor's certificate delivered with such notice, containing a statement that such Transfer is permitted under this Article II, together with such information as is reasonably necessary for the recipient of such notice to determine whether such Transfer is permitted under this Article II, and (iii) such other information and documents as may be reasonably requested by the recipient of such notice in order for it to make such determination.

(2) The transferee (or recipient of newly issued Equity Securities) of such Equity Securities shall have executed and delivered to each recipient of such notice an agreement satisfactory in form and substance to the Company and each Financial Sponsor by which the transferee (or such recipient) shall become a party to and be bound by all of the terms and provisions of this Agreement as if such transferee (or such recipient) were the Transferor.

(3) If requested by the Company or any Financial Sponsor, the Company shall have received a written opinion of counsel to the Company, at the transferring Stockholder's expense, satisfactory in form and substance to the Company, to the effect that (i) such Transfer would not violate the Securities Act or any state securities or "blue sky" laws applicable to the Company or the Equity Securities to be Transferred, (ii) such Transfer shall not impose liability or reporting obligations on the Company or New ARC in any jurisdiction, whether domestic or foreign, or result in the Company or New ARC becoming subject to the jurisdiction of any court or governmental entity anywhere, other than the states, courts and governmental entities in which the Company and/or New ARC are then subject to such liability, reporting obligation or jurisdiction, and (iii) such Transfer would not, individually or together with other concurrently proposed Transfers, cause the Company to be regarded as an "investment company" under the Investment Company Act of 1940, as amended.

2.7 Section Certain Other Transfers. Any Existing Stockholder and Employee Stockholder who is an individual shall not be prohibited by this Agreement from

Transferring unpledged Equity Securities to (i) such person's spouse, former spouse, and descendants (whether natural or adopted), parents, and their descendants and/or any spouse of the foregoing persons (collectively, "Relatives") or (ii) the trustee, fiduciary or personal representative of such person and any trust solely for the benefit of such person and/or such person's Relatives; provided, however that any such Transfer must first comply with
Section 2.6. Each Financial Sponsor shall further be permitted to Transfer any Equity Securities to any Affiliate or equity holder of such Financial Sponsor, or to any other Financial Sponsor or Affiliate of any other Financial Sponsor, subject only to Section 2.6 (and not to Sections 2.2, 2.3, 2.4 or 2.5 above); provided, however, that in connection with any Transfer to any other Financial Sponsor, all Financial Sponsors shall consent to such proposed Transfer.

2.8 Section Effect of Permitted Transfer. Upon consummation of any Transfer of Equity Securities in accordance with the provisions of this Agreement (a "Permitted Transfer"), the transferred Equity Securities shall continue to be subject to all the provisions of this Agreement. No Transfer shall relieve the transferor (or any of its Affiliates) of any of their obligations or liabilities under this Agreement arising prior to the closing of the consummation of such Permitted Transfer.

2.9 Section Tolling. All time periods specified in this Article II are subject to reasonable extension for the purpose of complying with requirements of applicable law or regulation

                                  ARTICLE III
                           GOVERNANCE OF THE COMPANY

3.1 Section Board Nominees. The parties hereto shall take such action as shall be necessary to establish and maintain the Board as a board of directors of no fewer than seven (7) and no more than twelve (12) members (or such higher number as is approved by holders of a majority of the outstanding shares of Preferred Stock). For purposes of this Section and Sections 3.2 and 3.4, "Board" shall also be deemed to refer to the board of directors or other governing body of any direct or indirect Subsidiary. As long as either of EGI-ARC and TP hold Equity Securities which, calculated on an "as converted" basis, represent 10% or more of the ARC Holdings Common Stock, (1) each shall have the right, at its discretion, to nominate three (3) Board members. Each of the Chief Executive Officer of the Company, and the Chief Operating Officer of the Company (following the retention thereof), shall also be nominated to the Board. The Financial Sponsors shall also, in consultation with management members of the Board, nominate three outside directors to the Board. All of the parties hereto shall vote their shares in favor of the election of nominees for members of the Board designated in accordance with this Section and shall use their best efforts to cause the members so nominated to be elected as members of the Board. In addition to the members of the Board nominated as provided above, Todd Doshier shall be invited to serve as a non-voting advisory member of the Company's board of directors, entitled to notice of, an opportunity to attend and copies of materials provided to that board, except as the Board may otherwise direct. Such invitation shall be extended to Mr. Doshier for a period of one year from the date of this Agreement, subject to extension by the Board. Notwithstanding anything to the contrary set forth in this Agreement, the Financial Sponsors holding a majority of the outstanding Preferred Stock shall have the right, and the other parties shall take all reasonable action necessary, to increase the size of the Board and reallocate the rights to designate nominees; provided, however, that no such modification shall (a) reduce the number of Board seats available to members of management below two (2), (b) reduce the number of outside directors below three (3), (c) alter the rights of EGI-ARC or TP set forth above without that Person's consent, or (d) rescind the invitation extended to Mr. Doshier as set forth above.

3.2 Section Removal; Replacement Directors. A member of the Board that is nominated in the manner set forth in Section 3.1 may be removed in the sole discretion of the Person(s) empowered to make such nomination, and each of the parties hereto shall use its best efforts to cause the removal of such member of the Board. In the event that any member of the Board nominated in the manner set forth in Section 3.1 is unable to serve, or once having commenced to serve is removed or withdrawn from the Board, such member's replacement shall be nominated in the same manner, and by the same party, that the member that is unable to serve, has withdrawn or is removed, was nominated by, or, in the case of an officer of the Company, the nominee for such member's replacement shall be the successor to such position. Each of the parties shall use its best efforts to cause the election of such replacement member.

3.3 Section Proxy. If any of the Stockholders shall refuse to vote its shares as provided in this Section 3 (or as required pursuant to and in furtherance of the purposes of Sections 2.3(2), 4.5, and 4.7) at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting as provided in this Section 3 (or in furtherance of the purposes of said Section 2.3(2), 4.5, and 4.7), thereupon, without further action by such Stockholder, the holder of the largest number of shares of ARC Holdings Common Stock, in consultation with all Financial Sponsors (the "Largest Holder") shall be, and hereby is, irrevocably appointed the attorney-in-fact and proxy of such Stockholder for the purpose of voting, and shall vote such shares at such meeting as provided in this Article III or give such consent as provided in this
Article III, as the case may be. Such appointment is for an initial period of nine (9) years, is coupled with an interest and shall survive the death, incapacity, dissolution or bankruptcy of such Stockholder and shall extend to its successors and assigns.

3.4 Section Reimbursement of Expenses. Each Director shall be reimbursed by the Company for actual expenses incurred by such Director (or his representative in the absence of such Director) in connection with attending meetings of the Board or any committee thereof.

                                   ARTICLE IV
                    CERTAIN OTHER AGREEMENTS OF THE PARTIES

4.1 Section Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of ARC Holdings Common Stock or Preferred Stock shall bear the following legends:

         First Legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF

         IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

         Second Legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 5, 1998, AMONG ALLIED RISER COMMUNICATIONS HOLDINGS (THE "COMPANY") AND THE STOCKHOLDERS NAMED THEREIN (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE "STOCKHOLDERS AGREEMENT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (COLLECTIVELY "TRANSFERRED") UNLESS AND UNTIL SUCH TRANSFER COMPLIES WITH THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

All of the parties hereto shall be bound by the requirements of such legends to the extent that such legends are applicable. Upon request of any Stockholder who is a party hereto, the Company shall remove the First Legend from the certificate or issue to such Stockholder a replacement certificate without the First Legend if, with such request, the Company shall have received an opinion of counsel to such Stockholder reasonably acceptable to the Company and Largest Holder to the effect that such legend is no longer necessary under the Securities Act. All certificates representing shares of ARC Holdings Common Stock and Preferred Stock shall be replaced, at the expense of the Company, with certificates not bearing the Second Legend following the termination of this Agreement at the expense of the Company, with certificates not bearing either of the legends required by this Section 4.1 or upon the agreement of the Company and Largest Holder that the Second Legend is no longer applicable.

4.2 Section Confidentiality.

(1) Nondisclosure. During the term of this Agreement and thereafter, each party hereto agrees to hold all Confidential Information received by it in strictest confidence. The receiving party shall not copy such Confidential Information without permission. The receiving party shall not disclose such Confidential Information to anyone except employees, consultants and subcontractors of the receiving party to whom disclosure is necessary for the purposes set forth in this Agreement. The receiving party shall appropriately notify each such recipient that the disclosure is made in confidence and must be kept in confidence in accordance with this Agreement. The obligations set forth herein shall be satisfied by each party through the exercise of the same degree of care used to restrict disclosure and use of its own information of like importance.

(2) Required Disclosure. If any party is requested to disclose any Confidential Information of another party by any federal, state, local or foreign court or legislative, executive or regulatory agency, such party will promptly notify the disclosing party to permit it to seek a protective order or take other action that the disclosing party in its discretion deems appropriate, and the receiving party will cooperate in any such efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information. If, in the absence of a protective order, a receiving party is compelled as a matter of law to disclose any such Confidential Information in any proceeding or pursuant to legal process, such party may disclose to the person compelling disclosure only the part of such Confidential Information as is required by law to be disclosed (in which case, prior to such disclosure, such party will advise and, if requested by the disclosing party consult with the disclosing party and its counsel as to such disclosure and the nature and wording of such disclosure), and such receiving party will use its reasonable best efforts to obtain confidential treatment therefor.

(3) Return of Confidential Information. All copies of Confidential Information in written, graphic or other tangible form shall be returned to the disclosing party within sixty (60) days following termination of this Agreement or upon the disclosing party's written request.

(4) Limitation. The obligations imposed in this Section 4.2 shall not apply to any information that:

          (1) is already in the possession of the receiving party (other than in connection with due diligence attendant to such Person's investment in the Company or any predecessor thereto), is independently developed by the receiving party, or is or becomes publicly available through no fault of the receiving party;

          (2) is obtained by the receiving party from a third person who is under no obligation of confidence to the party whose Confidential Information is disclosed;

          (3) is disclosed without restriction by the disclosing party; or

          (4) is required to be disclosed by law, regulation, legal process or order of any court or governmental body having jurisdiction.

(5) Indemnification. Each party shall indemnify each other party for any loss, damage, liability, claims and expenses incurred, suffered or sustained by any of them as a result of any breach by such party of this Section 4.2

(6) Survival. The requirements of use and confidentiality set forth in this
Section 4.2 shall survive the expiration, termination or cancellation of this Agreement.

4.3 Section D&O Insurance. The Company hereby agrees to pay up to $50,000 per year through the third anniversary of the effective date of this Agreement, for application towards insurance premiums and deductibles for insurance coverage obtained by the Company's Chief Financial Officer and designed to protect officers and directors of predecessors to the Company for actual or alleged actions and omissions prior to the date of this Agreement.

4.4 Section Stock Options. Promptly following the date of this Agreement, the Company shall work to prepare and implement a stock option and/or ownership plan, pursuant to which ARC Holdings could issue shares of ARC Holdings Common Stock, constituting approximately 10% of its issued and outstanding common stock, on a fully diluted basis (not taking into account conversion of any Preferred Stock), or options exercisable for such stock, to employees of ARC Holdings and New ARC. Such plan, and awards thereunder, would be subject to Board approval.

4.5 Section Authorized Common Stock and Preferred Stock. Each party to this Agreement agrees to take and cause to be taken all actions necessary to cause the Company to comply with the Company's obligations under the applicable Section of the Investment Agreements between the Company and each Financial Sponsor, pursuant to which the Company is obligated to cause an adequate quantity of Preferred Stock and ARC Holdings Common Stock to be authorized and available for issuance to satisfy the Company's obligation to all current and future Financial Sponsors.

4.6 Section New Financial Sponsors. Holders of a majority of the outstanding shares of Preferred Stock shall have the right to designate any purchaser of newly issued Preferred Stock (or any new series of preferred stock) as a "Financial Sponsor" by written notice to the Company, whereupon each such designated Person shall be a Financial Sponsor for all purposes of this Agreement, entitled to all of the rights and subject to all of the obligations attendant hereunder to that status.

4.7 Section Qualifying Recapitalization. In the event of a Qualifying Recapitalization (as defined in the Certificate of Incorporation) as a result of which the Company receives consideration consisting substantially of cash and/or securities, each party hereto agrees to vote all shares of ARC Holdings Common Stock controlled by such Person in order to effect a liquidating distribution thereof.

4.8 Section Amendment to Certificate of Incorporation. Each party agrees to refrain from voting ARC Holdings Common Stock in favor of any amendment to the terms of the Preferred Stock as set forth in the Certificate of Incorporation if such amendment would adversely impact the rights of the ARC Holdings Common Stock.

                                   ARTICLE V
                                 MISCELLANEOUS

5.1 Section Further Assurances. Each party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.

5.2 Section Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when transmitted by telecopy (with an acknowledgment of receipt) or personally delivered on a business day during normal business hours, (b) on the business day following the date of dispatch by overnight courier or (c) on the fifth
(5th) business day following the date of mailing by registered or certified mail, with postage prepaid, return receipt requested, in each case addressed to an Existing Stockholder at such Existing Stockholder's address shown on Schedule 1, or to the Company, EGI-ARC or the Financial Sponsors at the addresses set forth below, or in any such case to such other address as the Company or any party hereto shall have last designated to the other parties by notice given in accordance with this Section 5.2; provided; however, that a notice of a change of address shall not be deemed to have been given until actually received by the addressee.

(1)         Notice Address for the Company:

                   Allied Riser Communications Holdings, Inc.
                   Two North Riverside Plaza, Suite 1900
                   Chicago, Illinois 60606
                   Fax: (312) 454-5956
                   Attention: President

                   and:

                   Allied Riser Communications Holdings, Inc.
                   700 Pearl Street, Suite 200
                   Dallas, Texas 75201
                   Fax: (214) 855-9121
                   Attention: Chief Financial Officer

                   with a copy to:

                   Crouch & Hallett, LLP
                   717 N. Harwood, Suite 1400
                   Dallas, Texas 75201
                   Fax: (214) 922-4193
                   Attention: Timothy R. Vaughan

(2)         Address for EGI-ARC:

                   EGI-ARC Investors, L.L.C.
                   c/o EGI Corporate Investments
                   Two North Riverside Plaza, Suite 600
                   Chicago, Illinois  60606
                   Fax: (312)575-7024
                        (312)454-9678
                   Attention: Donald J. Liebentritt
                              William White

                   with a copy to:

                   Rosenberg & Liebentritt, P.C.
                   Two North Riverside Plaza, Suite 1600
                   Chicago, Illinois 60606
                   Fax: (312) 454-0335
                   Attention: Jon Wasserman

(3)         Address for TP:

                   Telecom Partners II, L.P.
                   3200 Cherry Creek Drive South
                   Suite 450
                   Denver, CO  80209
                   Fax: (303) 765-1110
                   Attention: Steve Schovee

                   with a copy to:

                   Holland & Hart LLP
                   555 Seventeenth St.
                   Suite 3200
                   Denver, CO  80202
                   Fax: (303) 295-8261
                   Attention:  Michael S. Quinn


5.3 Section Amendments. Except as otherwise provided in this Agreement, this Agreement may be amended, and, except as provided in the next sentence, the observance of any term hereof may be waived, only by a written instrument signed by (i) the Company, (ii) holders of not less than fifty percent (50%) of the outstanding Preferred Stock, and (iii) Stockholders holding not less than fifty percent (50%) of the total number of shares of ARC Holdings Common Stock and ARC Holdings Common Stock Equivalents then held by all Stockholders; provided that if any amendment is not unanimously approved by all of the Existing Stockholders and Employee Stockholders, any changes set forth in such amendment must apply in the same manner to all Existing Stockholders and Employee Stockholders in their capacities as such. Notwithstanding the preceding sentence, the observance or nonobservance of any term hereof by one or more of the Existing Stockholders and Employee Stockholders may be waived only by written instrument signed by the Company and holders of not less than fifty percent (50%) of the outstanding Preferred Stock. Sections 2.2(1), 2.4, 2.7, 4.7, 4.8 and this Section 5.3 may be amended, and the observance of any term of any such section may be waived, only by a written instrument signed by the (i) holders of more than 50% of the outstanding Preferred Stock, and (ii) holders of more than 50% of the outstanding ARC Holdings Common Stock held by Persons who neither own, nor are Affiliates of Persons who own, Preferred Stock.

5.4 Section Additional Securities Subject to Agreement. Each Stockholder agrees that any Equity Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution, grants of stock options or restricted stock, exercise of preemptive rights or anti-dilution protections if applicable, including, without limitation, any Equity Securities issued pursuant to the exercise of certain pre-emptive and anti-dilution rights contained in Company employment agreements with any Employee Stockholders, and Company Investment Agreements existing on the date hereof, or entered into by the Company with Board approval in the future, or otherwise (other than pursuant to a public offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

5.5 Section Inconsistent Agreements. None of the parties shall enter with any Person into any agreement or other arrangement of any kind which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

5.6 Section Successors, Assigns and Transferees. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted transferees and their respective successors, each of which permitted transferees shall agree in a writing in form and substance satisfactory to the Company, to become a party hereto and to be bound to the same extent as its transferor hereby, provided that (i) no Existing Stockholder may assign to any permitted transferee any of its rights and obligations hereunder other than in connection with a Transfer to such permitted transferee of Equity Securities in accordance with the provisions of this Agreement, and
(ii) each Financial Sponsor shall be entitled to assign or delegate, as the case may be, any of its rights and obligations hereunder to a transferee of any Equity Securities by such Financial Sponsor.

5.7 Section Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to existing or future applicable law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal. In that case, this Agreement shall be construed to the minimum extent necessary so as to limit any term or provision to the minimum extent necessary so as to make it valid, enforceable and legal within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid, unenforceable or illegal provisions.

5.8 Section Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

5.9 Section Governing Law. This Agreement shall be governed by the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

5.10 Section Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. The parties hereto each hereby consent to the jurisdiction of any state or federal court located within the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each of the parties hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any nonappealable judgment rendered thereby in connection with this agreement.

5.11 Section Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5.12 Section Entire Agreement; Nonwaiver. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof and contains the entire agreement between the parties with respect to such subject matter. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other party, whether of a similar or dissimilar nature.

5.13 Section Term; Termination. This Agreement shall become effective on the date hereof and shall continue in effect until terminated by upon a Qualifying Public Offering or at the election of each Financial Sponsor and holders of 50% or more of the ARC Holdings Common Stock (excluding the Preferred Stock and ARC Holdings Common Stock Equivalents); provided, however, that Sections 4.2, 4.3 and 4.5 shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.



                                      ALLIED RISER COMMUNICATIONS HOLDINGS, INC.

                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

                                      EGI-ARC INVESTORS, L.L.C.

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                      TELECOM PARTNERS II, L.P.

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                        --------------------------------------




                                        -------------------------------------
                                              [Spouse, if applicable]